United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

May 21, 2014 (May 20, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

           New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

As previously reported, on May 2, 2014, the Debtors entered into an equity commitment agreement (the “Equity Commitment Agreement”) with certain parties, including certain holders of existing equity interests of the Company representing approximately 30% of the existing common stock of OSG (each such holder of equity, a “Commitment Party”).

On May 20, 2014, the Debtors and each of the Commitment Parties entered into an amendment to the Equity Commitment Agreement (the “Equity Commitment Agreement Amendment”). The Equity Commitment Agreement Amendment increases the amount to be raised by the Company through the rights offering contemplated by the Equity Commitment Agreement (the “Rights Offering”) from $1.500 billion to $1.505 billion, pursuant to the issuance of additional subscription rights (each such right, a “Subscription Right”). The Rights Offering will be back-stopped by each Commitment Party or its designee on a several but not joint basis. The Equity Commitment Agreement also increases the number of Class A shares or Class A warrants that can be purchased for each share held of OSG common stock upon exercise of each Subscription Right by certain holders thereof, from 11.5 Class A shares or Class A warrants to 12 Class A shares or Class A warrants. The Equity Commitment Agreement, as amended, remains subject to the approval of the Bankruptcy Court.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

As previously reported, on May 2, 2014, the Debtors filed with the Bankruptcy Court an amended plan of reorganization that effectuates the terms of the alternative plan of reorganization received from the Commitment Parties (the “Equity Plan”), together with a disclosure statement describing such Equity Plan (the “Disclosure Statement”). On May 21, 2014, the Debtors filed with the Bankruptcy Court an amendment to the Equity Plan and Disclosure Statement (the “Amended Equity Plan” and “Amended Disclosure Statement”, respectively). The Amended Equity Plan reflects the resolution of disputes with three separate creditor constituents.

On May 20, 2014, the Debtors and court-appointed lead plaintiffs in the consolidated securities class action styled In re OSG Securities Litigation (“Lead Plaintiffs”), pending in the United States District Court for the Southern District of New York (the “District Court”), entered into a stipulation (the “Securities Class Stipulation”) providing for settlement and resolution of Lead Plaintiffs’ claims against the Debtors pursuant to the Amended Equity Plan. Pursuant to the Securities Class Stipulation, the Debtors have agreed to provide in the Amended Equity Plan for allowance of the Lead Plaintiffs’ claims, on behalf of a class of persons who, between October 29, 2007 and October 19, 2012, purchased (i) 8.125% Senior Notes due 2018 issued or traceable to the $300 million public offering on or about March 24, 2010 or (ii) OSG common stock (together, the “Putative Class”). Such claims will be allowed, in full, final and complete settlement of any claims Lead Plaintiffs or members of the Putative Class have or could have asserted against the Debtors through the following distributions: (i) $7 million in cash, payable by the Debtors on the initial distribution date for the Amended Equity Plan; (ii) 15% of the Net Proceeds of the Debtors’ professional liability action against Proskauer Rose LLP and certain individual defendants (as defined in the Securities Class Stipulation, the “Professional Liability Action”); (iii) $5 million in cash, payable by Reorganized OSG (as defined in the Amended Equity Plan) upon resolution of the Professional Liability Action; (iv) $3 million in cash, payable by Reorganized OSG on the first anniversary of the effective date of the Amended Equity Plan; (v) proceeds of any of the Debtors’ residual interests in certain director and officer insurance policies; and (vi) any remaining cash in a $2 million reserve, after accounting for satisfaction or resolution of other subordinated claims (collectively, the “Settlement Consideration”). The Debtors will seek approval of the settlement, and certification of the Putative Class for settlement purposes, in connection with confirmation of the Amended Equity Plan. The Securities Class Stipulation will resolve only the Lead Plaintiffs’ and Putative Class members’ claims against the Debtors. The Lead Plaintiffs’ claims pending in the District Court against certain of the Debtors’ current and former officers, auditors and underwriters are unaffected. The Securities Class Stipulation provides for Lead Plaintiffs’ agreement to support and vote in favor of the Amended Equity Plan. Allocation and distribution to members of the Putative Class, as well as approval of legal fees and reimbursement of expenses to counsel for Lead Plaintiffs, will be resolved by the District Court, subject to approval by the Bankruptcy Court.

On April 23, 2014, the Debtors received notices from the lenders under their pre-petition secured loan facilities, the Export-Import Bank of China (“CEXIM”) and Danish Ship Finance (“DSF”), that CEXIM and DSF intended to object to the then current plan of reorganization on the basis, among other things, that it did not provide for payment of 2% contractual default interest as provided under their respective loan agreements. On May 21, 2014, the Debtors entered into stipulations (the “CEXIM and DSF Stipulations”) with CEXIM and DSF providing for settlement and resolution of all potential objections of CEXIM and DSF to the Amended Equity Plan. Pursuant to the CEXIM and DSF Stipulations, the Debtors have agreed to provide in the Amended Equity Plan for allowance of default interest on the principal amount outstanding under the CEXIM and DSF facilities at the rate of 1% per annum from the Petition Date. The Debtors will seek approval of the settlement in connection with the confirmation of the Amended Equity Plan. The CEXIM and DSF Stipulations provide for CEXIM and DSF’s agreement to support and vote in factor of the Amended Equity Plan.

The Amended Disclosure Statement and the Equity Commitment Agreement, as amended, are subject to approval by the Bankruptcy Court at a hearing scheduled for 11:00 a.m. on May 23, 2014. Upon such approval, the Debtors will solicit acceptances of the Amended Equity Plan, and seek its confirmation by the Bankruptcy Court in accordance with the Bankruptcy Court’s orders.

The Equity Commitment Agreement Amendment, Amended Disclosure Statement, Amended Equity Plan, Securities Class Stipulation, and the CEXIM and DSF Stipulations are available electronically, on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/osg. Information set forth on the foregoing web site or filed with the Bankruptcy Court shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: May 21, 2014	By	/s/ James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary